UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 10, 2008
(Date of earliest event reported)
Double-Take Software, Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33184	20-0230046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

257 TURNPIKE ROAD, SUITE 210
SOUTHBOROUGH,
MASSACHUSETTS	01772	877-335-5674
(Address of principal executive offices)		(Registrant’s telephone number
	(Zip	including area
	Code)	code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Departure of Director
On March 10, 2008, Laura Witt notified Double-Take Software, Inc. (the “Company”) that she would not stand for re-election to the Company’s Board of Directors at the 2008 Annual Meeting of Shareholders to be held on Friday, May 23, 2008. Ms. Witt has served on the Company’s Board of Directors since 2002 and currently serves as a member of the following standing committees of the Company’s Board of Directors: the Nominating and Corporate Governance Committee and the Compensation Committee of which she is the Chair. Ms. Witt indicated her decision was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Ms. Witt will serve the remainder of her term as a director.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double-Take Software, Inc.
Date: March 13, 2008	By:	/s/ S. CRAIG HUKE
S. Craig Huke
Vice President and Chief Financial Officer